          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )


Filed by the Registrant     [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                           ELTRON INTERNATIONAL, INC.
_______________________________________________________________________________
                (Name of Registrant as Specified in its Charter)


_______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

 [X]     No fee required
 [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)      Title of each class of securities to which transaction
                 applies:
                 _______________________________________________________________


         2)      Aggregate number of securities to which transaction applies:
                 _______________________________________________________________


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 _______________________________________________________________


         4)      Proposed maximum aggregate value of transaction:
                 _______________________________________________________________


         5)      Total fee paid:
                 _______________________________________________________________


[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                 _______________________________________________________________
         2)      Form, Schedule or Registration Statement No.:

                 _______________________________________________________________
          3)      Filing Party:

                 _______________________________________________________________
         4)      Date Filed:

                 _______________________________________________________________

                           ELTRON INTERNATIONAL, INC.
                                41 MORELAND ROAD
                         SIMI VALLEY, CALIFORNIA  93065

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 21, 1997


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eltron International, Inc., a California corporation (the "Company"), will be held at the Radisson Hotel, 999 Enchanted Way, Simi Valley, California 93065, on April 21, 1997 at 1:30 p.m., Pacific Daylight Time, for the following purposes:

         1. To elect members of the Board of Directors to serve until the next annual meeting of shareholders; and

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on April 1, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on the record date will be entitled to vote at the meeting and any adjournments thereof.

         Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                                        By Order of the Board of Directors,


                                        /s/ DAN TOOMEY
                                        ---------------------------------
                                        Daniel C. Toomey, Jr.
                                        Vice President Finance, Chief
                                        Financial Officer and Secretary

Simi Valley, California
April 4, 1997

                           ELTRON INTERNATIONAL, INC.
                                41 MORELAND ROAD
                         SIMI VALLEY, CALIFORNIA  93065

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 21, 1997

                                PROXY STATEMENT



                                  INTRODUCTION


         This Proxy Statement is furnished to the shareholders of Eltron International, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Stockholders of the Company to be held on April 21, 1997, and at any and all adjournments thereof (the "Annual Meeting").

         A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the shareholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" the election of management's nominees for the Board of Directors. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

         Any proxy given may be revoked at any time prior to the exercise thereof by filing with Daniel C. Toomey, Jr., Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any shareholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such shareholder so desires.

         It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, the officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, telegraph, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about April 4, 1997.





                                       1.

                               VOTING SECURITIES

         Only holders of record of the Company's voting securities at the close of business on April 1, 1997 are entitled to notice of and to vote at the Annual Meeting. As of April 1, 1997, the Company had issued and outstanding 7,368,323 shares of the Company's Common Stock ("Common Stock"), the holders of which are entitled to vote at the Annual Meeting. Each share of Common Stock that was issued and outstanding on April 1, 1997 is entitled to one vote at the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes entitled to be cast by all shareholders will constitute a quorum for the transaction of business at the Annual Meeting.

         Stockholders may cumulate their votes with respect to the election of directors of the Company if one or more shareholder gives notice at the Annual Meeting, prior to voting, of an intention to cumulate votes for a nominated director. A shareholder may cumulate votes by casting for the election of one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled or by distributing his votes on the same principle among as many candidates as he sees fit. If a proxy is marked "FOR" the election of directors, it may, at the discretion of the proxy holders, be voted cumulatively in the election of directors.

         Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors. Approval of each of the other proposals to be brought before the Annual Meeting (not including the election of directors) will require the affirmative vote of at least a majority in voting interest of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. As to those proposals, if a shareholder abstains from voting on a proposal it will have the effect of a negative vote on that proposal, but if a broker indicates that it does not have authority to vote certain shares, those votes will not be considered as shares present and entitled to vote at the Annual Meeting with respect to that proposal and therefore will have no effect on the outcome of the vote.












                                       2.

                             ELECTION OF DIRECTORS

NOMINEES

         Directors are elected at each annual meeting of the shareholders and hold office until their respective successors are elected and qualified. The Board of Directors is of the opinion that the election to the Board of Directors of the persons identified below, all of whom are currently serving as Directors of the Company and have consented to continue to serve if elected, would be in the best interests of the Company. The names of such nominees are as follows:

                Donald K. Skinner                   Hugh K. Gagnier
                George L. Bragg                     Robert G. Bartizal
                William R. Hoover

       The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the above named nominees unless the shareholder executing such proxy indicates that the proxy shall not be voted for all or any one of the nominees. If cumulative voting is utilized, the proxy holders intend to distribute the votes represented by each proxy, unless such authority is withheld, among the five nominees named, in such proportion as they see fit. Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

MEETINGS; ATTENDANCE; COMMITTEES

       The Board of Directors of the Company met 8 times during the fiscal year ended December 31, 1996. No incumbent member who was a director during the past fiscal year attended fewer than 75% of all meetings of the Board of Directors except Arthur Wang. Mr. Wang resigned as a director in June 1996. Mr. Hoover was elected to the Board of Directors on September 19, 1996 to fill the vacancy left by Mr. Wang.

       The Stock Option Committee consists of Messrs. Bragg, Bartizal, Hoover and Skinner. Messrs. Bragg and Bartizal joined the Stock Option Committee in June 1996 and Mr. Hoover joined in September 1996. The Stock Option Committee administers the Company's stock option plans. The Stock Option Committee met 6 times last year.

       The Compensation Committee consists of Messrs. Bragg, Bartizal, Hoover and Skinner. Mr. Hoover joined the Compensation Committee in September 1996. The Compensation Committee reviews the performance of the executive officers and determines the compensation of such officers. The Compensation Committee met 5 times last year.

       The Audit Committee consists of Messrs. Bragg, Hoover and Bartizal. Mr. Hoover joined the Audit Committee in September 1996. The duties of the Audit Committee are to review and act or report to the Board of Directors with respect to various audit and accounting matters, including the annual audits of the Company (and their scope), the annual selection of the independent auditors of the Company, and the nature of services to be performed by the independent auditors of the Company. The Audit Committee met 2 times last year.





                                       3.

                        DIRECTORS AND EXECUTIVE OFFICERS

       Set forth below is certain information with respect to the directors and executive officers of the Company:

              NAME                  AGE                       POSITION
              ----                  ---                       --------
 Donald K. Skinner (1)               56     Chairman of the Board and Chief Executive Officer
 Hugh K. Gagnier                     41     President, Chief Operating Officer and Director
 Daniel C. Toomey, Jr.               33     Vice President Finance, Chief Financial Officer and Secretary
 Patrice J. Foliard                  38     Senior Vice President Sales and Marketing
 Robert G. Bartizal (1)(2)           64     Director
 William R. Hoover (1)(2)            67     Director
 George L. Bragg (1)(2)              64     Director
-----------

(1)    Member of Stock Option Committee and Compensation Committee.
(2)    Member of Audit Committee.

       Donald K. Skinner co-founded the Company in 1991 and has served as its Chief Executive Officer since December 1992, and as its President from December 1992 until Mr. Gagnier assumed the position of President in September 1995. In July 1995, Mr. Skinner became Chairman of the Board. From January 1991 (inception) to December 1992, Mr. Skinner served as the Company's Executive Vice President and Chief Operating Officer. From September 1989 to January 1991, Mr. Skinner founded and served as President of Eltron, Incorporated, a manufacturer of custom thermal printers. From January 1989 to August 1989, Mr. Skinner served as General Manager of Axiom-Edwards-CPE Incorporated, a manufacturer of thermal printers. In 1985, Mr. Skinner founded Peripheral Technology Corporation, a manufacturer of computer disk drives, and was responsible for new product development, engineering, sales and marketing, and operations. Prior to his tenure at Peripheral Technology Corporation, Mr. Skinner spent 15 years at Dataproducts Corporation, a manufacturer of computer printers. While at Dataproducts Corporation, Mr. Skinner was responsible for the development, manufacturing and marketing of the company's new product lines. Mr. Skinner is a director of Percon, Inc. (Eugene, OR), a manufacturer of bar code reading products.

       Hugh K. Gagnier has been a director of the Company since February 1994. Mr. Gagnier became Executive Vice President and Chief Operating Officer in June 1994, and became President in September 1995. Mr. Gagnier has been Group President of Wangtek and WangDAT, Inc., which are manufacturers of tape drives for automated data back-up, since October 1991. Wangtek and WangDAT, Inc. are subsidiaries of Rexon Inc., a publicly held company. Prior to his position as Group President, Mr. Gagnier served as President of Wangtek from May 1991 to October 1991, and as Vice President of Engineering from October 1988 to May 1991. Prior to his tenure at Rexon Inc., Mr. Gagnier spent three and one-half years at Peripheral Technology Corporation, a disk drive manufacturer, in various engineering management positions.

       Daniel C. Toomey, Jr. joined the Company in October 1992 as Vice President Finance and Chief Financial Officer. Since 1993, Mr. Toomey has served as Secretary of the Company. From August 1993 to February 1995, Mr. Toomey also served as a Director of the Company. From December 1987 to October 1992, Mr. Toomey was employed by Arthur Andersen LLP, where he most recently served as a Manager in its Enterprise Division.





                                       4.

       Patrice J. Foliard, founder and president of Privilege S.A. in France, joined the Company in January 1996, through the acquisition of Privilege, S.A., as president of the Company's newly formed Card Division and in January 1997 became Senior Vice President Sales and Marketing. Prior to founding Privilege in 1994, in 1990 Mr. Foliard founded AP-Print and Newcode, a French company specializing in the design and production of thermal label printers and card printers. From 1988 to 1989, Mr. Foliard was General Manager of Cominor, a French company which designs accounting software. From 1982 to 1988 he served in Paris with the United Kingdom-based International Computers Limited, responsible for sales of minicomputers to end users for two years and then in charge of the sales force for the personal computer line.

       Robert G. Bartizal has been a director of the Company since February 1994. Mr. Bartizal currently serves on the Board of Directors of L.H. Research (Costa Mesa, CA), Validyne Engineering Corp. (Northridge, CA), Capital Parade USA, Inc., and the Board of Counselors, UCLA School of Dentistry. Mr. Bartizal also serves as Chairman of Datavision Technologies Corp. (San Francisco, CA). In 1986, Mr. Bartizal founded RGB Associates and co-founded Bartizal and Sherby, both business consulting companies, and he has served in executive capacities since then. Prior thereto, Mr. Bartizal served in executive capacities at Logisticon Inc., a manufacturer of real time material management systems, Dataproducts Corporation, a manufacturer of computer printers, Control Data Corporation, and IBM.

       William R. Hoover has been a director of the Company since September 1996. Mr. Hoover is Chairman of the Executive Committee and a director of Computer Sciences Corporation, an independent provider of information technology consulting, systems integration and outsourcing to industry and government; prior thereto, he served as Chairman of the Board, Chief Executive Officer and President from 1972 to June 1993, Chairman of the Board and Chief Executive Officer from June 1993 through March 1995 and Chairman of the Board from April 1995 through March 1997. Mr. Hoover serves as a director on the boards of Merrill Lynch & Company, Storage Technology Corporation and Rofin-Sinar Technologies, Inc.

       George L. Bragg has been a director of the Company since February 1995. Since September 1996, Mr. Bragg has been Chairman and Chief Executive Officer of White River Concepts, Inc., a medical products company. He has also served as Chairman of Markwood Capital Alliance, which provides management consulting and financing services to high technology and special situation companies, since September 1994. From October 1993 to September 1994, he was President and a Director of Nichols Institute, which provides clinical testing services to hospitals, laboratories and physicians on a nationwide basis. Nichols Institute was merged with Corning Life Science in September 1994. From January 1993 to October 1993, he was the President of George Bragg & Associates, a management consulting firm. From July 1991 to March 1993, Mr. Bragg served in various executive capacities with Western Digital Corporation, which is in the business of manufacturing and selling disk drives for the personal computer market. He served as Vice Chairman from August 1991 to March 1993, and as Chief Financial Officer from July 1991 to October 1991. He also served as a director of Western Digital Corporation from October 1990 to November 1995. Since June 1993, he has been a director of Old America Stores. Since 1989, he has served as a director of Leasing Solutions, Inc.





                                       5.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

       Each outside director receives $1,500 for each board meeting attended and $500 for each committee meeting attended; provided, however, that if two or more committee meetings are held on the same day, outside directors in attendance only receive $1,000 for such committee meetings. The Stock Option Committee has also granted stock options to outside directors, at exercise prices equal to the fair market value on the date of the grant. See "-- Stock Option Plans."

       The following table sets forth the cash compensation paid or accrued by the Company for the year ended December 31, 1996 to its Chief Executive Officer and the other four most highly compensated executive officers who received total salary and bonuses from the Company of over $100,000 (the "Named Executives").

                                                                                                                    Payouts
                                                                                                                   Long Term
                                                     Annual Compensation                      Awards             Compensation
                                        ---------------------------------------------  ---------------------  -------------------
                                                                                            Securities
                                                                     Other Annual           Underlying               LTIP
 Name and Principal Position     Year     Salary      Bonus(1)      Compensation(2)       Options/SARs(#)         Payouts($)
 ---------------------------     ----   -----------  ----------- --------------------  ---------------------  -------------------
                                 1996     $195,000       85,678                 --                 60,000                   --
 Donald K. Skinner,              1995      156,850       98,020                 --                     --                   --
  Chief Executive Officer  .     1994      112,419      183,501                 --                     --                   --

 Hugh K. Gagnier,                1996     $155,000     $ 68,588                 --                 40,000                   --
  President and                  1995      149,520       84,500                 --                     --                   --
  Chief Operating Officer (3)    1994       65,391       18,000          $29,800(4)               130,000                   --


 Daniel C. Toomey, Jr.,
  Chief Financial Officer,       1996     $105,000     $ 62,736                 --                 25,000                   --
  Vice President Finance         1995       80,621       52,390                 --                     --                   --
  and Secretary  . . . . . .     1994       66,000       33,000                 --                     --                   --

 Patrice J. Foliard,
  Senior Vice President Sales
  and Marketing (5)  . . . .     1996     $ 67,286     $ 46,000                 --                 43,500                   --

 Vigo H. Gustavsson,             1996     $100,000     $ 55,226                 --                     --                   --
  Vice President New             1995       91,000       98,453                 --                     --                   --
  Business Development (6) .     1994       78,580       27,121                 --                     --                   --

___________

(1)    Represents commissions and performance-based bonus received.

(2) The value of personal benefits furnished to the Named Executives did not exceed $50,000 or 10% of their respective cash compensation.

(3) Mr. Gagnier became Executive Vice President and Chief Operating Officer in June 1994, and President in September 1995.

(4) Represents payments for consulting services rendered by Mr. Gagnier prior to becoming an employee of the Company.

(5) Mr. Foliard was President of Card Division from January 1996 until January 1997, when he became Senior Vice President Sales and Marketing.

(6) Mr. Gustavsson was Vice President Sales during 1993 and 1994, becoming Vice President New Business Development in April 1995. Mr. Gustavsson ceased being an executive officer in July 1996, and retired from the Company as of December 31, 1996.





                                       6.

EMPLOYMENT AGREEMENTS

       Under the terms of Mr. Skinner's three year employment agreement entered into as of January 1, 1997, Mr. Skinner's current annual base salary is $210,000 subject to adjustment once per year by the Compensation Committee and he may receive an incentive bonus not to exceed 75% of his annual base salary. The Company and each of Messrs. Gagnier, Toomey and Foliard have entered into one year employment agreements as of January 1, 1997. Each of Messrs. Gagnier, Toomey and Foliard receives an annual base salary of $170,000, $115,000 and $115,000, respectively, and may receive an incentive bonus not to exceed 75%, 50% and 75% of his annual base salary, respectively.

       Each of Messrs. Gagnier, Toomey and Foliard is entitled to receive a severance payment in an amount equal to his annual base salary, and Mr. Skinner is entitled to three times his annual base salary in effect at the time, in the event of a merger or sale of the Company or in the event a third party obtains majority control of the Company. In the event of death of any such person, such person's estate is entitled to receive any earned but unpaid compensation for the period prior to such person's death and an additional payment equal to his base salary and additional compensation paid during the last full year of employment by the Company. If any such person becomes disabled, he is entitled to receive compensation under his employment agreement for up to one year.

STOCK OPTION PLANS

       The Company has adopted a 1992 Stock Option Plan, a 1993 Stock Option Plan and a 1996 Stock Option Plan (collectively, the "Stock Option Plans" or "Plans") covering 433,812 and 667,188 and 500,000 shares, respectively, of the Company's Common Stock, pursuant to which officers, employees and directors of the Company, as well as other persons who render services to or are otherwise associated with the Company, are eligible to receive incentive and/or non-qualified stock options. The Plans are administered by the Stock Option Committee of the Board of Directors. The selection of participants, allotment of shares, determination of price and other conditions of purchase of options will be determined by the Stock Option Committee at its sole discretion in order to attract and retain persons instrumental to the success of the Company. Incentive stock options granted under the Plans are exercisable for a period of up to 10 years from the date of grant at an exercise price that is not less than the fair market value of the Common Stock on the date of grant, except that the term of an incentive stock option granted under the Plans to a shareholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. Non-qualified options granted under the Plans may be granted at less than the fair market value of the Common Stock on the date of grant. Under the 1996 Plan, upon initially joining the Board, each nonemployee director will receive an option to purchase 15,000 shares at an exercise price equal to the fair market value on the date of grant, vesting one-third on the first anniversary of becoming a director, one-third on the second anniversary, and the remaining third on the third anniversary, provided that such director remains a director at the time of vesting. Additionally, on each anniversary of his joining the Board, the nonemployee director will receive an option to purchase 5,000 shares at an exercise price equal to the fair market value on the date of grant, which option will be immediately exercisable.

       As of December 31, 1996, stock options with respect to an aggregate of 785,185 shares were outstanding under the Plans at exercise prices ranging from $0.18 to $34.75 per share. The 1992 Plan was approved by the Board of Directors of the Company on February 18, 1992 and, unless sooner terminated by the Board of Directors or the Stock Option Committee, will terminate on February 17, 2002. The 1993 Plan was approved by the Board of Directors of the Company on February 1, 1993 and, unless sooner terminated by the Board of Directors or the Stock Option Committee, will terminate on January 31, 2003. The 1996 Plan was approved by the Board of Directors of the Company on August 1, 1996 and, unless sooner terminated by the Board of Directors, will terminate on July 31, 2006. The 1992 and 1993 Plans have been registered under the Securities Act of 1933, as amended, on Form S-8 and the Company intends to register the 1996 Plan on Form S-8 as well.





                                       7.

       The following table provides information on stock options granted in the year ended December 31, 1996 to the Named Executives and directors:

                OPTIONS GRANTED IN YEAR ENDED DECEMBER 31, 1996



                                                                     Individual Grants
                    ----------------------------------------------------------------------------------------------------------------
                       Number of     Percent of Total      Exercise                                Potential Realizable
                      Securities       Options/SARs           or                                     Value at Assumed
                      Underlying        Granted to           Base                                     Annual Rates of
                        Options        Employees in         Price       Expiration               Stock Price Appreciation
 Name                 Granted (#)       Fiscal Year         ($/Sh)         Date                     for Option Term(1)
 ----                 -----------       -----------         ------         ----       ----------------------------------------------
                                                                                             0%              5%              10%
                                                                                      -------------  ---------------- --------------
 Donald K. Skinner         60,000            18.05%           $26.38       08/25/06       $      0         $995,400      $2,522,400
 Arthur Wang                    0             0.00%           N/A               N/A            N/A              N/A             N/A
 Hugh K. Gagnier           40,000            12.03%            26.38       08/25/06              0          663,600       1,681,600
 Daniel C. Toomey, Jr.     25,000             7.52%            26.38       08/25/06              0          414,750       1,051,000
 J. Foliard                43,500            13.08%            21.75       07/15/06              0          595,013       1,507,880
 Gustavsson                     0             0.00%              N/A            N/A            N/A              N/A             N/A
 R. Hoover                 25,000             7.52%            25.50       07/28/06         37,500          462,004       1,113,276
 G. Bartizal                5,000             1.50%            34.75       02/07/06              0          109,270         276,913
 George L. Bragg            5,000             1.50%            33.75       01/04/06              0          106,126         268,944
----------

(1) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future trading prices of the Common Stock.

       The following table contains information concerning stock options exercised in the last fiscal year and stock options remaining unexercised on December 31, 1996 with respect to the Named Executives and directors.

          AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 1996
                        AND FISCAL YEAR-END OPTION VALUE


                                                                Number of Securities                Value of Unexercised
                                                           Underlying Unexercised Options          In-the-Money Options At
                              Shares                          Held At Fiscal Year-End(#)           Fiscal Year-End ($) (1)
                            Acquired on       Value         -----------------------------       -----------------------------
 Name                       Exercisable    Realized($)      Exercisable     Unexercisable       Exercisable     Unexercisable
 ----                      -----------     -----------      -----------     -------------       -----------     -------------
 Donald K. Skinner                   0     $         0               0             60,000        $        0      $          0
 Arthur Wang                         0               0               0                  0                 0                 0
 Hugh K. Gagnier                     0               0          32,500            105,000           534,688         1,069,375
 Daniel C. Toomey, Jr.          33,442         659,231               0             28,252                 0            60,390
 Patrice J. Foliard                  0               0               0             43,500                 0                 0
 Vigo H. Gustavsson                  0               0               2                  0                40                 0
 William R. Hoover                   0               0          10,000             15,000                 0                 0
 Robert G. Bartizal              5,000         105,000          15,000             15,000           181,875           171,250
 George L. Bragg                     0               0          10,002             24,998           107,522           214,979

________________

(1) Amounts are shown as the difference between exercise price and fair market value (based on the closing price of $20.125 per share at fiscal year end).





                                       8.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1996, the Board of Directors had a compensation committee consisting of four directors -- Donald K. Skinner, Robert G. Bartizal, George L. Bragg and William R. Hoover. Mr. Hoover joined the Compensation Committee in September 1996. Mr. Skinner also serves as Chairman of the Board and Chief Executive Officer of the Company. There are no interlocks between the Company and other entities involving the Company's executive officers and board members who served as executive officers or board members of other entities.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 20, 1997, by (i) each director of the Company, (ii) each Named Executive, (iii) all directors and executive officers as a group, and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.
Except as noted below, the Company believes that the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                                                  Shares Beneficially
                                                                         Owned
 Name and Address of                                   -----------------------------------------
 Beneficial Owner(1)                                         Number                   Percent
 -------------------                                   ------------------     ------------------
 Donald K. Skinner . . . . . . . . . . . . . .                     698,258                   9.48%
 William Blair & Company, Limited
  Liability Company. . . . . . . . . . . . . .                     662,169                   8.99%
 Taiwan Semiconductor Co., Ltd.(2) . . . . . .                     378,446                   5.14%
 Vigo H. Gustavsson(3) . . . . . . . . . . . .                      14,984                   *
 Hugh K. Gagnier . . . . . . . . . . . . . . .                           0                   *
 Daniel C. Toomey, Jr  . . . . . . . . . . . .                      83,632                   1.14%
 Patrice J. Foliard  . . . . . . . . . . . . .                           0                   *
 William R. Hoover(4)  . . . . . . . . . . . .                      25,000                   *
 Robert G. Bartizal(5) . . . . . . . . . . . .                      47,667                   *
 George L. Bragg(6)  . . . . . . . . . . . . .                      21,668                   *
 All directors and executive officers
  as a group (eight persons) (7) . . . . . . .                     891,209                  12.01%
-----------

*        Less than 1%.

(1) The address for all persons listed is c/o Eltron at 41 Moreland Road, Simi Valley, CA 93065-1692.

(2) TSC is principally owned and controlled by Arthur Wang, a former director of the Company.

(3) Mr. Gustavsson ceased being an executive officer in July 1996, and retired from the Company as of December 31, 1996.

(4) Of such shares, 15,000 are held in a revocable trust for the benefit of Mr. Hoover's children. The remaining 10,000 shares represent options exercisable within 60 days hereof.

(5) Of such shares, 21,667 represent options exercisable within 60 days hereof.

(6) Of such shares, 21,668 represent options exercisable within 60 days hereof.

(7) Includes options exercisable within 60 days hereof to purchase 53,335 shares of Common Stock.





                                       9.

                              CERTAIN TRANSACTIONS

         In February 1991, the Company entered into a nonexclusive manufacturing and marketing agreement with Taiwan Semiconductor Company, Ltd. ("TSC"), a principal shareholder of the Company. TSC is controlled by Arthur Wang, a former director of the Company. Pursuant to the agreement, TSC manufactures printers for the Company. TSC has the exclusive right to market and distribute the Company's printers in Asia, for which it pays a royalty of 3.5% of gross revenues to the Company. In July 1996, the manufacturing and marketing agreement with TSC was terminated by mutual consent. For the period from January 1, 1996 to the termination of the agreement in July 1996, the Company purchased subassemblies and components from TSC totaling $3,717,825, pursuant to the agreement, of which $2,899,148 are recorded in cost of goods sold. For the same period, the amount paid by TSC to the Company under the 3.5% royalty provision was $0. Net accounts payable to TSC amounted to $423,968 at July 1996 and have been paid in due course. Management believes that the terms of the agreement with TSC were no less favorable than those which could have been obtained from an independent party.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the Federal securities laws, the Company's directors, executive officers, and any person holding more than 10% of the Company's Common Stock are required to report their ownership of the Company's securities and any changes in that ownership to the Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failures to file by such dates since the Company became public in February, 1994. Other than as stated below, the Company knows of no instances of persons who have failed to file or have delinquently filed Section 16(a) reports within the most recently completed fiscal year. Robert G. Bartizal, as a director of the Company, was late in filing a Form 4 with regard to one exercise of options in July 1996, such form being filed on August 12, 1996. Arthur Wang, as a former director of the Company, was late in filing a Form 4 with regard to four dispositions of shares in May 1996 by Taiwan Semiconductor Company, Ltd., of which Mr. Wang is the principal shareholder, and was also late in filing a Form 4 with regard to two dispositions of shares by Taiwan Semiconductor Company, Ltd. in June 1996, such forms being filed on July 25, 1996. Taiwan Semiconductor Co., Ltd., as the owner of greater than 10% of the shares of the Company during part of the last fiscal year, was late in filing a Form 4 with regards to the sale of shares in June 1996, such form being filed on July 25, 1996.


                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Compensation Committee is comprised of Donald K. Skinner, Robert
G. Bartizal, George L. Bragg and William R. Hoover. Mr. Hoover joined the Compensation Committee in September 1996. Donald K. Skinner serves as the Chairman of the Board and Chief Executive Officer of the Company.

         The Company entered into a three year employment agreement with its chief executive officer, Donald K. Skinner, as of January 1, 1995. Mr. Skinner's compensation for 1996 was governed by such agreement, which agreement was superseded by a new three year employment agreement as of January 1, 1997. See "Compensation of Directors and Executive Officers." Under the 1995 agreement, Mr. Skinner received an annual salary, which was subject to adjustment once per year, and was eligible to receive an incentive bonus. In determining the salary and bonus for the chief executive officer, the Compensation Committee based its decisions upon the performance of the Company, as well as a review of the performance of the chief executive officer. Mr. Skinner did not participate in any Compensation Committee decisions concerning the compensation of the chief executive officer.



                                      10.

          The Company entered into one year employment agreements with each of its other executive officers as of January 1, 1996. The base compensation for each of the executive officers was fixed at the time of execution of their respective employment agreements. See "Compensation of Directors and Executive Officers." Each such executive officer received a bonus under his employment agreement for the year ended December 31, 1996. The amount of the bonuses was determined by the Compensation Committee based upon the performance of the Company, as well as a review of the performance of each executive officer. In January 1997, those executive officers with one year employment agreements which expired on December 31, 1996, other than Vigo Gustavsson, entered into new one year agreements containing similar terms to the 1996 agreements, with salary and bonus increases. Vigo Gustavsson ceased to be an executive officer in July 1996 and retired from the Company as of December 31, 1996. The executive officers are eligible to receive a bonus for the current fiscal year in an amount to be determined by the Compensation Committee in accordance with the terms of their new employment agreements.

         The Company believes that equity ownership by executive officers provides incentive to build stockholder value and align the interests of executive officers with the interests of stockholders. Upon the hiring of executive officers and other key employees, the Stock Option Committee will typically recommend stock option grants to those persons under the Company's stock option plan, subject to applicable vesting periods. Thereafter, the Stock Option Committee will consider awarding grants on a periodic basis. The Stock Option Committee believes that these additional annual grants will provide incentive for executive officers to remain with the Company. Options will be granted at the market price of the Company's Common Stock on the date of grant and, consequently, will have value only if the price of the Company's Common Stock increases over the exercise price. In determining the size of the periodic grants, the Stock Option Committee will consider various factors, including the amount of any prior option grants, the executive's or employee's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year. During 1996, the Company issued stock options to its executive officers based on the preceding factors. See "Compensation of Directors and Executive Officers."

         The foregoing report on executive compensation is provided by the following directors:

                                      Compensation Committee

                                      Robert G. Bartizal
                                      George L. Bragg
                                      Donald K. Skinner
                                      William R. Hoover








                                      11.

                               PERFORMANCE GRAPH

         The chart below sets forth a line graph comparing the performance of the Company's Common Stock against the Nasdaq Market (U.S. Companies) index and the Nasdaq Computer Manufacturers Stocks (SIC 3570-3579 US & Foreign) index for the period from February 9, 1994 (the date on which the market price of the Company's shares was first quoted by the Nasdaq National Market following the Company's initial public offering) through December 31, 1996. The indices assume that the value of an investment in the Company's Common Stock and each index was 100 on February 9, 1994 and that dividends were reinvested.










                              [PERFORMANCE GRAPH]













                               2/09/94          12/30/94           12/29/95          12/31/96
-------------------------------------------------------------------------------------------------
 ELTRON                                  0              239.4             860.6             487.9
-------------------------------------------------------------------------------------------------
 Nasdaq Stock                         98.8               96.6             136.6               168
 -------------------------------------------------------------------------------------------------
 Nasdaq Comp                            94              103.3             162.7             218.4
 -------------------------------------------------------------------------------------------------





                                      12.

                              INDEPENDENT AUDITORS

         The Company's independent auditors for the fiscal year ended December 31, 1996 were Coopers & Lybrand L.L.P., and the Board of Directors has selected Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year ended December 31, 1997. A representative of Coopers & Lybrand L.L.P. will be available at the Annual Meeting to respond to appropriate questions or make any other statements as such representative deems appropriate.


                                 OTHER MATTERS

         If any matters not referred to in this proxy statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The management is not aware of any such matters which may be presented for action at the meeting. Matters incident to the conduct of the meeting may be voted upon pursuant to the proxies.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

          THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TO ANY SHAREHOLDER DESIRING A COPY. SHAREHOLDERS MAY WRITE TO THE COMPANY AT:

                     Corporate Secretary
                     Eltron International, Inc.
                     41 Moreland Road
                     Simi Valley, California  93065


                      SUBMISSION OF SHAREHOLDER PROPOSALS

        Stockholders are advised that any shareholder proposal, including nominations to the Board of Directors, intended for consideration at next year's Annual Meeting must be received by the Company no later than December 5, 1997 to be included in the proxy material for next year's Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Corporate Secretary, Eltron International, Inc., 41 Moreland Road, Simi Valley, California 93065, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

        THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                             By Order of the Board of Directors


                                             /s/ DAN TOOMEY
                                             --------------------------------
                                             Daniel C. Toomey, Jr.
                                             Vice President Finance, Chief
                                             Financial Officer and Secretary
April 4, 1997





                                      13.

                           ELTRON INTERNATIONAL, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF ELTRON INTERNATIONAL, INC.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 1997, and does hereby appoint Donald K. Skinner, Hugh K. Gagnier and Daniel C. Toomey, Jr. (the "Proxies"), and each of them, with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of Common Stock of Eltron International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders, to be held on April 21, 1997, at the Radisson Hotel, 999 Enchanted Way, Simi Valley, California 93065, and at any adjournments thereof.

         1.      ELECTION OF DIRECTORS:

                 [ ] FOR all nominees as listed below (except as marked to the contrary)

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line that follows:

         _______________________________________________________________________

                 [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

                         Donald K. Skinner, Hugh K. Gagnier, Robert G. Bartizal, William R. Hoover, George L. Bragg

                 PROXIES NOT MARKED TO WITHHOLD AUTHORITY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES WHOSE NAMES ARE NOT WRITTEN ON THE ABOVE LINE.

         2. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         The shares represented hereby will be voted as directed. Where no direction is made, the shares will be voted FOR proposal 1.


_____________________________                     _____________________________
(Signature)                                       (Signature, if held jointly)

Dated:  _____________, 1997

Please sign exactly as your name or names appear hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE





                                      14.